UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 6, 2017, Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and Antero Resources Midstream Management LLC, a Delaware limited liability company, the general partner of the Partnership (the “General Partner”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC (the “Underwriters”), relating to the offer and sale of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 6,000,000 Common Units at a price of $32.46. Pursuant to the Underwriting Agreement, the Partnership has granted the Underwriters a 30-day option to purchase up to an aggregate of 900,000 additional Common Units. The material terms of the Offering are described in the prospectus, dated February 6, 2017 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on February 6, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-215912), filed by the Partnership on February 6, 2017. The Partnership expects to use the net proceeds from the Offering, including the proceeds from any exercise of the Underwriters’ option to purchase additional common units, for general partnership purposes, including to repay a portion of the outstanding borrowings under its revolving credit facility. These borrowings include amounts incurred on February 6, 2017 to fund the Partnership’s recently announced Appalachian processing and fractionation joint venture with MPLX, LP. The Partnership will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Units in the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on February 10, 2017, subject to the satisfaction of customary closing conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership, for which they received or will receive customary fees and expenses.  In particular, affiliates of Barclays Capital Inc. and Wells Fargo Securities, LLC are lenders under the Partnership’s credit facility.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
1.1	Underwriting Agreement, dated as of February 6, 2017, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management LLC,
its general partner

By:	/s/ Alvyn A. Schopp
Alvyn A. Schopp
Chief Administrative Officer, Regional Senior Vice President and Treasurer

Dated: February 8, 2017

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
1.1	Underwriting Agreement, dated as of February 6, 2017, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC.